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                                  Exhibit 23

                      Consent of Independent Accountants



We consent to the incorporation by reference in the registration statement of Penn Treaty American Corporation on Form S-8 (File No. 33-38330) of our report dated March 6, 1996 on our audits of the consolidated financial statements and financial statements schedule of Penn Treaty American Corporation as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993, which reports are included in this Annual Report on Form 10-K.






2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 6, 1996